ADDENDUM TO
                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                        ATLANTIC LIBERTY FINANCIAL CORP.
                                       AND
                                BARRY M. DONOHUE

     This Addendum (the "Addendum") to that certain employment agreement (the "Company Employment Agreement") by and between Atlantic Liberty Financial Corp., a Delaware corporation (the "Company"), with its principal administrative office at 186 Montague Street, Brooklyn, New York 11201-3001, and Barry M. Donohue ("Executive") is made effective as of this 20th day of December, 2005.

     WHEREAS, Executive is currently employed as President and Chief Executive Officer of the Company, which owns 100% of the common stock of Atlantic Liberty Savings, F.A., a federal stock savings association (the "Association"); and

     WHEREAS, new Section 409A of the Internal Revenue Code of 1986, as amended ("Code"), which is initially effective in 2005, has deemed certain employment agreements to be deferred compensation, subject to its provisions; and

     WHEREAS, the Company and Executive desire to update the Company Employment Agreement to conform to the provisions and requirements of Code Section 409A.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree to the following amendments to the Company Employment Agreement, it being understood and agreed that except to the amendments specifically provided for herein, the remaining terms of the Company Employment Agreement shall remain in full force and effect:

     1. Section 6 of the Company Employment Agreement is hereby renamed:

     "PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION OR CHANGE IN CONTROL."

     2. Section 6(a)(iii) of the Company Employment Agreement is hereby replaced in its entirety with the following:

         "(iii)   Upon the occurrence of an Event of Termination,  as defined in
                  Section 6(a)(i) or (ii), on the Date of Termination, as defined in Section 9(b), the Company shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the sum of (x) the average annual rate of Base Salary paid in the last three (3) years ending in the year of termination and (y) the average rate of bonus awarded to Executive during the prior three years. Payment of the amount required hereunder shall be made on the first day of the seventh month following Executive's Separation from Service if Executive is a Specified Employee and such delay is required by Code Section 409A. For these purposes, the terms `Specified Employee' and `Separation from Service' shall have the meaning required by Code Section 409A. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment."

     3. Section 6(b) of the Company Employment Agreement is hereby replaced in its entirety with the following:

     "(b) The provisions of Section 6(b) shall apply upon the occurrence of a Change in Control during the term of this Agreement. In the event of a Change in Control of the Association or Company, Executive shall be entitled to a sum equal to three (3) times the sum of (x) the highest annual rate of Base Salary and (y) the highest annual bonus awarded to Executive during the prior three years. Payment of the amount required hereunder shall be made on the effective date of the Change in Control. Notwithstanding anything to the contrary herein, only if required by Code Section 409A, if the Executive is a "Specified Employee" within the meaning of Code Section 409A, the payment required hereunder shall be made no earlier than the first day of the seventh month following Executive's Separation from Service, as defined in Code Section 409A. For the purposes of this Agreement, a Change in Control of the Company or the Association shall mean a change in ownership of the Company or the Association under paragraph (i) below, a change in effective control of the Company or the Association under paragraph (ii) below, or a change in the ownership of a substantial portion of the assets of the Company or the Association under paragraph (iii) below:

         (i) Change in the ownership of the Company or the Association. A change in the ownership of the Company or the Association shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B) or subsequent guidance), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

         (ii) Change in the effective control of the Company or the Association. A change in the effective control of the Company or the Association shall occur on the date that either (i) any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B) or subsequent guidance), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or
                  (ii) a majority of members of the corporation's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's Board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Company or the Association is another corporation.

         (iii) Change in the ownership of a substantial portion of the Company's or the Association's assets. A change in the ownership of a substantial portion of the Company or the Association's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B) or subsequent guidance), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Company or the Association, or
                  (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

         (iv)     For all  purposes  hereunder,  the  definition  of  Change  in
                  Control  shall  be  construed  to  be   consistent   with  the
                  requirements of Proposed Treasury Regulation Section 1.409A-3(g) or subsequent guidance."

     4. Section 6(c) of the Company Employment Agreement shall be replaced in its entirety with the following:

     "(c) Upon the occurrence of an Event of Termination under Section 6(a) or a Change in Control under Section 6(b), the Company and/or its subsidiaries will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company and/or the Association for Executive prior to such event or Change in Control. Such coverage, or in lieu thereof, a payment of not less than $12,000 per annum, shall continue until thirty-six (36) months following Executive's termination of employment."

     5. Section  6(d) of the Company  Employment  Agreement  shall be amended by
        replacing  the  introductory   clause  "Upon  the  occurrence  of  an
        Event of Termination," with the following clause:

     "Upon the occurrence of an Event of Termination or a Change in Control,"

     6. Sections 6(e) and 6(f) of the Company Employment Agreement shall be amended by replacing the introductory clause "Upon the occurrence of an Event of Termination, within sixty (60) days (or within such shorter period to the extent that information can reasonably be obtained) following Executive's termination of employment with the Company," with the following clause:

     "Upon the occurrence of an Event of Termination or a Change in Control, within sixty (60) days (or within such shorter period to the extent that information can reasonably be obtained) of the event which triggers a distribution hereunder,"

     7. A new Section 6(h) shall be added to the Company Employment Agreement which shall read as follows:

     "(h) Payments made under Section 6(b) above shall be made irrespective of whether termination of employment has occurred. Notwithstanding anything herein to the contrary, Executive shall only be entitled to a payment under the first to occur of an Event of Termination under Section 6(a), or a Change in Control under Section 6(b). Payments under one of these alternatives shall preclude payments under the other."

     8. Section 10 of the Company Employment Agreement is hereby renamed:

     "POST-PAYMENT OBLIGATIONS."


     IN WITNESS WHEREOF, the Company has caused this Addendum to be executed on its behalf by its duly authorized officers, and Executive has set his hand as of the date first written above.

                                            EXECUTIVE




Dated: December 20, 2005                    By: /s/ Barry M. Donohue
      ---------------------------               ---------------------------
                                                 Barry M. Donohue


                                            ATLANTIC LIBERTY FINANCIAL CORP.




Dated: December 20, 2005                    By: /s/ Richard T. Arkwright
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